The Universal Institutional Funds Inc. Small
Company Growth Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  At Home Group Inc.
Purchase/Trade Date:	8/4/2016
Offering Price of Shares: $15.000
Total Amount of Offering: 8,667,000
Amount Purchased by Fund: $2,973
Percentage of Offering Purchased by Fund: 0.034%
Percentage of Fund's Total Assets: 0.10%
Brokers: BofA Merrill Lynch, Jefferies, Goldman,
Sachs & Co., Morgan Stanley
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  e.l.f. Beauty Inc.
Purchase/Trade Date:	9/22/2016
Offering Price of Shares: $17.000
Total Amount of Offering 8,333,333
Amount Purchased by Fund: 1,346
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.20%
Brokers: J.P. Morgan, Morgan Stanley, Piper
Jaffray, Wells Fargo Securities, William Blair,
Cowen and Company, BMO Capital Markets,
Stifel, SunTrust Robinson Humphrey
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:  Coupa Software
Purchase/Trade Date:	10/6/2016
Offering Price of Shares: $18.000
Total Amount of Offering 7,400,000
Amount Purchased by Fund: 1,029
Percentage of Offering Purchased by Fund: 0.014%
Percentage of Fund's Total Assets: 0.16%
Brokers: Morgan Stanley, JMP Securities, JP
Morgan, Barclays, RBC Capital Markets, Raymond
James
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.